Cornerstone OnDemand Announces Third Quarter 2019 Financial Results

SANTA MONICA, Calif. – November 5, 2019 – Human capital management software provider Cornerstone OnDemand, Inc. (NASDAQ: CSOD) today announced results1, 2 for its third quarter ended September 30, 2019. The Company has provided a quarterly shareholder letter on its Investor Relations website at http://investors.cornerstoneondemand.com.

“During Q3, we continued to make progress towards many of our strategic and operational goals,” said Adam Miller, Founder and CEO of Cornerstone. “As the digital era continues to unfold, workforces need to be reskilled to ensure they remain relevant and productive. We believe we are extremely well positioned to help organizations of all sizes address this skills divide.”
Third Quarter 2019 Results:

•
Revenue for the third quarter of 2019 was $145.0 million compared to a guided range of $141.0 million to $143.0 million. This represents an 8.2% increase compared to the same period of the prior year. Revenue growth on a constant currency basis was 9.6%.

•
Subscription revenue for the third quarter of 2019 was $137.4 million compared to a guided range of $135.0 million to $137.0 million. This represents a 15.7% increase compared to the same period of the prior year. Subscription revenue growth on a constant currency basis was 17.2%.

•	Operating income for the third quarter of 2019 was $3.7 million, yielding a margin of 2.6%, compared to $1.6 million and margin of 1.2% in the same period of the prior year.

•	Non-GAAP operating income for the third quarter of 2019 was $24.3 million, yielding a margin of 16.7%, compared to $17.8 million and margin of 13.3% in the same period of the prior year.

•
Net loss for the third quarter of 2019 was $(1.2) million, or a $(0.02) diluted net loss per share, compared to $(2.4) million, or $(0.04) diluted net loss per share in the same period of the prior year.

•
Non-GAAP net income for the third quarter of 2019 was $20.4 million, or $0.31 diluted net income per share, compared to $14.8 million and $0.23 diluted net income per share in the same period of the prior year.

•	Operating cash flow for the third quarter of 2019 was $24.5 million, yielding a margin of 16.9%, compared to $32.6 million, yielding a margin of 24.3%, in the same period of the prior year.

•	Unlevered free cash flow for the third quarter of 2019 was $21.7 million, yielding a margin of 15.0%, compared to $32.1 million, yielding a margin of 23.9%, in the same period of the prior year.

“Through the third quarter of 2019, Cornerstone has produced a good mix of growth and profitability,” said Brian Swartz, CFO of Cornerstone. “For the balance of the year and for the full-year 2020, we expect continued improvement in operating and unlevered free cash flow margins.”
Recent Highlights:

•	The Company was recognized as a Core Challenger in the October 2019 Fosway 9-Grid™ for Talent Acquisition.

•
The Company attended the 22nd annual HR Technology Conference & Exposition, and showcased its offerings including Cornerstone Learning, Performance, Recruiting, and HR as well as content subscription service, Content Anytime.

•
The Company joined Ultimate Software’s UltiPro Connect Partners program. The partnership gives Cornerstone and Ultimate the ability to integrate their solutions to make it easier for mutual customers to exchange data between the UltiPro HCM solution and Cornerstone Learning.

•	The University of North Carolina System, a multi-campus university, selected the Company’s software to support the development of its employees.
Stock Repurchase Program:
The Company announced that its Board of Directors approved a new share repurchase program under which it is authorized to repurchase up to $150 million of its common stock.

The following is a summary of the Company’s stock repurchases as of November 1, 2019:

Period	# of Shares Repurchased	Average Price per Share	Total Expenditures (in thousands)
August 23, 2019 - September 30, 2019	253,714	$53.33	$13,530
October 1, 2019 - November 1, 2019	163,047	$54.13	$8,826
Total	416,761	$53.64	$22,356
At November 1, 2019, $127.6 million remained available under the share repurchase program.
Financial Outlook:
The following outlook is based on information available as of the date of this press release and is subject to change in the future.
For the fourth quarter ending December 31, 2019, the Company provides the following outlook:

•	Revenue between $145 million and $147 million, representing year-over-year growth at the mid-point of 5.6%[3], or 5.7%[4] on a constant currency basis.

•	Subscription revenue between $141 million and $143 million, representing year-over-year growth at the mid-point of 12.4%[3], or 12.6%[4] on a constant currency basis.
For the year ending December 31, 2019, the Company provides the following outlook:

•	Revenue between $572 million and $574 million, representing year-over-year growth at the mid-point of 6.5%[5,7], or 7.8%[6] on a constant currency basis.

•	Subscription revenue between $542 million and $544 million, representing year-over-year growth at the mid-point of 14.8%[5,7], or 16.2%[6] on a constant currency basis.

•	Annual recurring revenue as of December 31, 2019 between $581 million and $590 million, representing year-over-year growth at the mid-point of 14.8%,[5,7] or 15.3%[5,7] on a constant currency basis.

•	Non-GAAP operating income between $85.5 million and $87.5 million. Assuming the midpoint of the revenue and non-GAAP operating income ranges, this represents a non-GAAP operating margin of 15.1%.

•	Unlevered free cash flow between $86 million and $92 million. Assuming the midpoint of the revenue and non-GAAP operating income ranges, this represents an unlevered free cash flow margin of 15.5%.
The Company has not reconciled the guidance for non-GAAP operating income or non-GAAP operating income margin to the corresponding GAAP measures because it does not provide guidance for such GAAP measures and would not be able to present the reconciling items between such GAAP and non-GAAP measures without unreasonable efforts. For non-GAAP operating income and non-GAAP operating margin, the Company excludes stock-based compensation expense, which is impacted by the number of shares issued and the market price, both of which are uncertain. The actual amount of stock-based compensation expense in the year ending December 31, 2019 will have a significant impact on the Company’s GAAP operating margin.

1
Financial measures presented on a constant currency basis, non-GAAP operating income, non-GAAP operating income margin, non-GAAP net income, non-GAAP diluted net income per share, unlevered free cash flow and unlevered free cash flow margin are non-GAAP financial measures. Please see the discussion in the section titled “Non-GAAP Financial Measures” and the reconciliations at the end of this press release.

2
The Company adopted the new lease accounting standard Accounting Standards Codification (“ASC”) 842 effective January 1, 2019 on a modified retrospective basis. Financial results for reporting periods during 2019 are presented in compliance with the new lease standard. Historical financial results for reporting periods prior to 2019 are presented in conformity with amounts previously disclosed under the prior lease accounting standard. The new lease accounting standard does not result in any change to future operating expenses or cash flows.

In order to translate the financial outlook for entities reporting in GBP to USD and EUR to USD, the following exchange rates have been applied:
3	Exchange rate applied to revenue for the fourth quarter of 2019	$1.29 USD per GBP
4	Exchange rate from the fourth quarter of 2018 applied to calculate revenue growth for the fourth quarter of 2019 on a constant currency basis	$1.28 USD per GBP
5	Exchange rate applied to revenue and annual recurring revenue for fiscal 2019	$1.29 USD per GBP
6	Average exchange rate from fiscal 2018 applied to calculate revenue growth for fiscal 2019 on a constant currency basis	$1.33 USD per GBP
7	Exchange rate applied to revenue and annual recurring revenue for fiscal 2019	$1.11 USD per EUR

Quarterly Conference Call
Cornerstone will host a conference call to discuss its third quarter 2019 results at 5:30 a.m. PT (8:30 a.m. ET) tomorrow morning, November 6, 2019. A live audio webcast of the conference call, together with detailed financial information, can be accessed through the Company’s Investor Relations website at http://investors.cornerstoneondemand.com. The live call can be accessed by dialing (877) 445-4619 (U.S.) or (484) 653-6763 (outside the U.S.) and referencing passcode: 2056965. A replay of the call will also be available at http://investors.cornerstoneondemand.com/investors/news-and-events/events/default.aspx or via telephone until 11:50 p.m. PT (2:50 p.m. ET) on November 13, 2019 by dialing (855) 859-2056 (U.S.) or (404) 537-3406 (outside the U.S.), and referencing passcode: 2056965.
About Cornerstone
Cornerstone was founded with a passion for empowering people through learning and a conviction that people should be your organization’s greatest competitive advantage. Cornerstone is a global human capital management leader with a core belief that companies thrive when they help their employees to realize their potential. Putting this belief into practice, Cornerstone offers solutions to help companies strategically manage and continuously develop their talent throughout the entire employee lifecycle. Featuring comprehensive recruiting, personalized learning, development-driven performance management, and holistic HR planning, Cornerstone’s human capital management platform is successfully used by more than 3,640 global clients of all sizes, spanning over 180 countries and over 50 languages.
Learn more at www.cornerstoneondemand.com.
Note: Cornerstone® and Cornerstone OnDemand® are registered trademarks of Cornerstone OnDemand, Inc.
Forward-looking Statements
This press release and the quarterly conference call referenced above contain forward-looking statements, including, but not limited to, statements regarding the expected performance of our business, our future financial and operating performance, including our GAAP and non-GAAP guidance, our strategy, long-term growth and overall future prospects, the demand for our offerings, our competitive position, our expectations regarding certain financial measures, including subscription revenue, capital expenditures and unlevered free cash flow, and general business conditions. Any forward-looking statements contained in this press release or the quarterly conference call are based upon our historical performance and our current plans, estimates and expectations and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent our expectations as of the date of this press release. Subsequent events may cause these expectations to change, and we disclaim any obligation to update the forward-looking statements in the future, except as required by law. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially from our current expectations. Important factors that could cause actual results to differ materially from those anticipated in our forward-looking statements include, but are not limited to, our ability to attract new clients; the extent to which clients renew their subscriptions for our solutions; the timing of when consulting services are delivered to new and existing clients by our services organization and implementation subcontractors; the complexity of deployments and product implementations, which can impact the timing of when revenue is recognized from new and existing clients; our shift to focusing on recurring revenue streams; our ability to compete as the learning and human capital management provider for organizations of all sizes; changes in the proportion of our client base that is comprised of enterprise or mid-sized organizations; our ability to manage our growth, including additional headcount and entry into new geographies; our ability to expand our enterprise and mid-market sales opportunities; our ability to maintain stable and consistent quota attainment rates; continued strong demand for learning and human capital management in the Americas, Europe, and Asia Pacific; the timing and success of efforts to increase operational efficiency and cost containment; the timing and success of solutions offered by our competitors; unpredictable macro-economic conditions; the impact of foreign exchange rates; reductions in information technology spending; the success of our new product and service introductions; a disruption in our hosting network infrastructure; problems caused by security breaches; costs and reputational harm that could result from defects in our solutions; the success of our strategic relationships with third parties; the loss of any of our key employees and our ability to locate qualified replacements; failure to protect our intellectual property; acts of terrorism or other vandalism, war or natural disasters; changes in current tax or accounting rules; legal or political changes in local or foreign jurisdictions that decrease demand for, or restrict our ability to sell or provide, our products; and unanticipated costs or liabilities related to businesses that we acquire. Further information on factors that could cause actual results to differ materially from the results anticipated by our forward-looking statements is included in the reports we have filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and the Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 2019.

Non-GAAP Financial Measures and Other Key Metrics
To supplement its consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles, or GAAP, the Company has provided in this press release and the quarterly conference call held on the date hereof certain non-GAAP financial measures and other key metrics. These non-GAAP financial measures and other key metrics include:

(i)	non-GAAP cost of revenue, which is defined as cost of revenue less amortization of intangible assets and stock-based compensation,

(ii)	annual recurring revenue, which is defined as the annualized recurring value of all active contracts at the end of a reporting period,

(iii)	unlevered free cash flow, which is defined as net cash provided by operating activities minus capital expenditures and capitalized software costs plus cash paid for interest,

(iv)	unlevered free cash flow margin, which is defined as unlevered free cash flow divided by revenue,

(v)
non-GAAP net income and non-GAAP basic and diluted net income per share, which exclude, for the periods in which they are presented, stock-based compensation, amortization of intangible assets, accretion of debt discount and amortization of debt issuance costs, restructuring costs, acquisition costs and excludes the impacts of unamortized stock-based compensation expense in applying the treasury method for determining the non-GAAP weighted average number of dilutive shares outstanding,

(vi)	non-GAAP gross profit and non-GAAP gross margin, which exclude stock-based compensation and amortization of intangible assets reflected in cost of revenue,

(vii)	non-GAAP operating income and non-GAAP operating income margin, which exclude stock-based compensation, amortization of intangible assets, restructuring costs and acquisition costs,

(viii)	non-GAAP operating expenses, which exclude stock-based compensation, amortization of intangible assets, restructuring costs and acquisition costs, and

(ix)
non-GAAP sales and marketing expense, non-GAAP research and development expense, and non-GAAP general and administrative expense, each of which excludes stock-based compensation attributable to the corresponding GAAP financial measures.

The Company’s management uses these non-GAAP financial measures and other key metrics internally in analyzing its financial results and believes they are useful to investors, as a supplement to the corresponding GAAP measures, in evaluating the Company’s ongoing operational performance and trends and in comparing its financial measures with other companies in the same industry, many of which present similar non-GAAP financial measures and other key metrics to help investors understand the operational performance of their businesses. In addition, the Company believes that the following non-GAAP adjustments are useful to management and investors for the following reasons:

•
Stock-based compensation. The Company excludes stock-based compensation expense because it is non-cash in nature, and management believes that its exclusion provides additional insight into the Company’s operational performance and also provides a useful comparison of the Company’s operating results to prior periods and its peer companies. Additionally, determining the fair value of certain stock-based awards involves a high degree of judgment and estimation and the expense recorded may bear little resemblance to the actual value realized upon the vesting or future exercise of such awards.

•
Amortization of intangible assets. The Company excludes amortization of acquired intangible assets because the expense is a non-cash item and management believes that its exclusion provides meaningful supplemental information regarding the Company’s operational performance and allows for a useful comparison of its operating results to prior periods and its peer companies.

•
Accretion of debt discount and amortization of debt issuance costs. For GAAP purposes, the Company is required to recognize the effective interest expense on its senior convertible notes and amortize the issuance costs over the term of the notes. The difference between the effective interest expense and the contractual interest expense and the amortization expense of issuance costs are excluded from management’s assessment of the Company’s operating performance because management believes that these non-cash expenses are not indicative of ongoing operating performance. In addition, the exclusion of these items provides a useful comparison of the Company’s operating results to prior periods and its peer companies.

•
Restructuring. The Company excludes costs related to restructuring because the expense is not indicative of its continuing operations and believes that the exclusion of these costs provides investors with a supplemental view of the Company’s operational performance.

•
Acquisition costs. The Company excludes costs related to acquisitions because the expense is not indicative of its continuing operations and believes that the exclusion of these costs provides investors with a supplemental view of the Company’s operational performance.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. These non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly-titled measures presented by other companies. For prior periods, reconciliations of the non-GAAP financial measures to their most directly comparable GAAP measures have been provided in the tables included as part of this press release.

Cornerstone OnDemand, Inc.
CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	September 30, 2019	December 31, 2018 (1)
Assets
Cash and cash equivalents	$218,738	$183,596
Short-term investments	157,677	204,732
Accounts receivable, net	100,406	125,300
Deferred commissions, current	28,642	25,531
Prepaid expenses and other current assets	31,349	34,940
Total current assets	536,812	574,099

Capitalized software development costs, net	48,887	45,416
Property and equipment, net	37,650	77,254
Operating right-of-use assets	76,015	—
Deferred commissions, non-current	63,643	55,450
Long-term investments	44,616	1,250
Intangible assets, net	10,487	13,867
Goodwill	47,453	47,453
Other assets, net	3,116	3,437
Total Assets	$868,679	$818,226

Liabilities and Stockholders’ Equity
Liabilities:
Accounts payable	$6,859	$11,921
Accrued expenses	63,846	70,065
Deferred revenue, current	275,543	312,526
Operating lease liabilities, current	12,530	—
Other liabilities	6,919	7,645
Total current liabilities	365,697	402,157

Convertible notes, net	292,097	288,967
Operating lease liabilities, non-current	70,269	—
Other liabilities, non-current	960	2,484
Deferred revenue, non-current	8,647	13,275
Facility financing obligation	—	46,100
Total liabilities	737,670	752,983

Stockholders’ Equity:
Common stock	6	6
Additional paid-in capital	661,898	585,387
Accumulated deficit	(534,112)	(520,626)
Accumulated other comprehensive income	3,217	476
Total stockholders’ equity	131,009	65,243
Total Liabilities and Stockholders’ Equity	$868,679	$818,226

(1)
During the three months ended September 30, 2019, the Company identified and corrected a misstatement that affected previously issued consolidated balance sheets. The correction impacted the cumulative effect of an accounting change related to the amount of sales commissions deferred as incremental costs of obtaining a contract based on the provisions of the new revenue accounting standard (ASU No. 2014-09). The revision resulted in an increase to deferred commissions of $11.0 million and other liabilities of $1.7 million, and a reduction to accumulated deficit of $9.3 million as of December 31, 2018.

Cornerstone OnDemand, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Revenue	$144,952	$134,014	$426,929	$399,644
Cost of revenue [1,2]	37,167	36,171	111,049	109,556
Gross profit	107,785	97,843	315,880	290,088
Operating expenses:
Sales and marketing [1]	57,815	53,215	171,011	172,281
Research and development [1]	25,695	19,705	77,778	52,014
General and administrative [1]	20,562	23,128	65,741	67,214
Restructuring [1]	—	221	—	8,946
Total operating expenses	104,072	96,269	314,530	300,455
Income (loss) from operations	3,713	1,574	1,350	(10,367)
Other income (expense):
Interest income	2,078	1,659	6,254	6,143
Interest expense	(5,399)	(5,335)	(16,143)	(22,826)
Other, net	(1,018)	177	(2,720)	(2,029)
Other income (expense), net	(4,339)	(3,499)	(12,609)	(18,712)
Loss before income tax provision	(626)	(1,925)	(11,259)	(29,079)
Income tax provision	(591)	(522)	(2,227)	(1,591)
Net loss	$(1,217)	$(2,447)	$(13,486)	$(30,670)
Net loss per share, basic and diluted	$(0.02)	$(0.04)	$(0.23)	$(0.53)
Weighted average common shares outstanding, basic and diluted	60,652	58,699	59,841	57,994

1	Includes stock-based compensation as follows:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Cost of revenue	$1,748	$1,082	$4,670	$3,105
Sales and marketing	7,915	5,927	20,771	18,718
Research and development	4,285	3,212	12,800	7,937
General and administrative	5,570	5,268	17,473	15,055
Restructuring	—	42	—	6,227
Total	$19,518	$15,531	$55,714	$51,042

2	Cost of revenue includes amortization of intangible assets as follows:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Cost of revenue	$1,047	$208	$3,380	$208

Cornerstone OnDemand, Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Cash flows from operating activities:
Net loss	(1,217)	(2,447)	(13,486)	(30,670)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	10,814	9,132	30,848	25,351
Accretion of debt discount and amortization of debt issuance costs	1,060	996	3,130	7,918
(Accretion) amortization of purchased investment premium or discount, net	(175)	615	(900)	428
Net foreign currency loss (gain)	1,250	1,163	2,504	(522)
Stock-based compensation expense	19,518	15,531	55,714	51,042
Changes in operating assets and liabilities:
Accounts receivable	2,026	12,662	23,900	55,757
Deferred commissions	(5,400)	(4,364)	(14,130)	(7,104)
Prepaid expenses and other assets	5,635	7,331	12,589	(9,492)
Accounts payable	(7,646)	1,597	(6,040)	(6,258)
Accrued expenses	4,156	1,387	(5,563)	21
Deferred revenue	(6,474)	(10,812)	(39,048)	(38,695)
Other liabilities	931	(174)	3,437	(2,511)
Net cash provided by operating activities	24,478	32,617	52,955	45,265
Cash flows from investing activities:
Purchases of investments	(201,899)	(125,593)	(201,981)	(125,109)
Maturities of investments	8,266	62,494	206,040	135,183
Capital expenditures	(6,713)	(2,534)	(15,987)	(10,161)
Capitalized software costs	(4,708)	(6,641)	(18,835)	(18,943)
Cash paid for acquisition, net of cash acquired	—	(18,093)	—	(18,093)
Net cash used in investing activities	(205,054)	(90,367)	(30,763)	(37,123)
Cash flows from financing activities:
Payment of debt issuance costs	—	—	—	(152)
Repayment of convertible notes	—	(253,000)	—	(253,000)
Proceeds from employee stock plans	18,861	13,427	33,072	43,474
Payment of tax withholdings for employee stock plans	—	—	(5,469)	—
Repurchases of common stock	(13,530)	(16,143)	(13,530)	(54,751)
Net cash provided by (used in) financing activities	5,331	(255,716)	14,073	(264,429)
Effect of exchange rate changes on cash and cash equivalents	(1,123)	(907)	(1,123)	(731)
Net (decrease) increase in cash and cash equivalents	(176,368)	(314,373)	35,142	(257,018)
Cash and cash equivalents at beginning of period	395,106	450,931	183,596	393,576
Cash and cash equivalents at end of period	$218,738	$136,558	$218,738	$136,558
Supplemental cash flow information:
Cash paid for interest	$8,625	$8,625	$17,356	$13,628
Cash paid for income taxes	518	699	1,488	1,573
Proceeds from employee stock plans received in advance of stock issuance	2,755	2,152	2,755	2,152
Cash paid for operating leases	3,939	—	9,639	—
Right-of-use assets obtained in exchange for lease obligations	—	—	86,120	—
Non-cash investing and financing activities:
Assets acquired under capital leases and other financing arrangements	$—	$970	$1,276	$970
Capitalized assets financed by accounts payable and accrued expenses	1,205	2,796	1,205	2,796
Capitalized stock-based compensation	1,314	1,297	3,427	3,747

Cornerstone OnDemand, Inc.
RECONCILIATIONS OF COST OF REVENUE TO NON-GAAP COST OF REVENUE, GROSS PROFIT AND GROSS MARGIN TO NON-GAAP GROSS PROFIT AND NON-GAAP GROSS MARGIN, INCOME (LOSS) FROM OPERATIONS TO NON-GAAP OPERATING INCOME AND OPERATING MARGIN TO NON-GAAP OPERATING INCOME MARGIN
(in thousands)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Reconciliation of cost of revenue, gross profit and gross margin:
Revenue	$144,952	$134,014	$426,929	$399,644
Cost of revenue	37,167	36,171	111,049	109,556
Gross profit	$107,785	$97,843	$315,880	$290,088
Gross margin	74.4%	73.0%	74.0%	72.6%

Cost of revenue	$37,167	$36,171	$111,049	$109,556
Adjustments to cost of revenue:
Stock-based compensation	(1,748)	(1,082)	(4,670)	(3,105)
Amortization of intangible assets	(1,047)	(208)	(3,380)	(208)
Total adjustments to cost of revenue	(2,795)	(1,290)	(8,050)	(3,313)
Non-GAAP costs of revenue	34,372	34,881	102,999	106,243
Non-GAAP gross profit	$110,580	$99,133	$323,930	$293,401
Non-GAAP gross margin	76.3%	74.0%	75.9%	73.4%

Reconciliation of operating income (loss) and operating income margin:
Income (loss) from operations	$3,713	$1,574	$1,350	$(10,367)
Operating margin	2.6%	1.2%	0.3%	(2.6)%
Adjustments to loss from operations:
Stock-based compensation	19,518	15,489	55,714	44,815
Amortization of intangible assets	1,047	208	3,380	208
Restructuring[2]	—	221	—	8,946
Acquisition costs[1]	—	352	—	352
Total adjustments to income from operations	20,565	16,270	59,094	54,321
Non-GAAP operating income	$24,278	$17,844	$60,444	$43,954
Non-GAAP operating income margin	16.7%	13.3%	14.2%	11.0%

1	Costs related to the Company's acquisition of Workpop Inc.
2	Restructuring costs include $42,000 and $6.2 million of stock-based compensation for the three and nine months ended September 30, 2018, respectively.

Cornerstone OnDemand, Inc.
RECONCILIATIONS OF NET LOSS TO NON-GAAP NET INCOME AND NON-GAAP NET INCOME PER SHARE
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Net loss	$(1,217)	$(2,447)	$(13,486)	$(30,670)
Adjustments to net loss
Stock-based compensation	19,518	15,489	55,714	44,815
Amortization of intangible assets	1,047	208	3,380	208
Acquisition costs[2]	—	352	—	352
Accretion of debt discount and amortization of debt issuance costs[1]	1,060	996	3,130	7,918
Restructuring[3]	—	221	—	8,946
Total adjustments to net loss	21,625	17,266	62,224	62,239
Non-GAAP net income	$20,408	$14,819	$48,738	$31,569
Non-GAAP basic net income per share	$0.34	$0.25	$0.81	$0.54
Non-GAAP diluted net income per share	$0.31	$0.23	$0.74	$0.50
Weighted-average common shares outstanding, basic	60,652	58,699	59,841	57,994
Non-GAAP weighted-average common shares outstanding, diluted	65,961	64,216	65,485	63,421

1
Debt discount accretion and debt issuance cost amortization has been recorded in connection with our issuance of $253.0 million in convertible notes on June 17, 2013 and $300.0 million in convertible notes on December 8, 2017. These expenses represent non-cash charges that have been recorded in accordance with the authoritative accounting literature for such transactions.

2	Costs related to the Company's acquisition of Workpop Inc.
3	Restructuring costs include $42,000 and $6.2 million of stock-based compensation for the three and nine months ended September 30, 2018, respectively.

Cornerstone OnDemand, Inc.
RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO UNLEVERED FREE CASH FLOW AND UNLEVERED FREE CASH FLOW MARGIN
(A Non-GAAP Financial Measure)
(in thousands)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Reconciliation of unlevered free cash flow:
Net cash provided by operating activities	$24,478	$32,617	$52,955	$45,265
Capital expenditures	(6,713)	(2,534)	(15,987)	(10,161)
Capitalized software costs	(4,708)	(6,641)	(18,835)	(18,943)
Cash paid for interest	8,625	8,625	17,356	13,628
Unlevered free cash flow	$21,682	$32,067	$35,489	$29,789
Unlevered free cash flow margin	15.0%	23.9%	8.3%	7.5%

Cornerstone OnDemand, Inc.
TRENDED OPERATIONAL & FINANCIAL HIGHLIGHTS
(unaudited)

The following metrics are intended as a supplement to the financial statements found in this press release and other information furnished or filed with the SEC. In the event of discrepancies between amounts in these tables and the Company’s historical disclosures or financial statements, readers should rely on the Company’s filings with the SEC and financial statements in the Company’s most recent earnings press release.
The Company intends to periodically review and refine the definition, methodology and appropriateness of each of these supplemental metrics. As a result, metrics are subject to removal and/or change, and such changes could be material.

	FY 2018				FY 2019			Full Year
	Q1'18	Q2'18	Q3'18	Q4'18	Q1'19	Q2'19	Q3'19	FY16	FY17	FY18
SELECTED METRICS:
Number of clients [1]	3,280	3,363	3,428	3,535	3,567	3,604	3,645	2,918	3,250	3,535
% y/y	9.4%	9.3%	9.0%	8.8%	8.8%	7.2%	6.3%	12.4%	11.4%	8.8%
% q/q	0.9%	2.5%	1.9%	3.1%	0.9%	1.0%	1.1%	n/a	n/a	n/a
Number of employees	1,829	1,851	1,892	1,953	2,017	2,034	1,986	1,823	1,891	1,953
% y/y	(1.6)%	(4.2)%	(3.5)%	3.3%	10.3%	9.9%	5.0%	10.8%	3.7%	3.3%
% q/q	(3.3)%	1.2%	2.2%	3.2%	3.3%	0.8%	(2.4)%	n/a	n/a	n/a
Annual dollar retention rate	n/a	n/a	n/a	n/a	n/a	n/a	n/a	95.1%	93.5%	92.8%
Annual recurring revenue (in thousands)	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a	439,000	510,000
Net cash (used in) provided by operating activities (in thousands)	(4,580)	17,228	32,617	44,987	7,294	21,183	24,478	35,252	67,510	90,253
Unlevered free cash flow (in thousands)	(10,178)	7,900	32,067	33,681	4,337	9,470	21,682	16,411	43,680	63,471
Unlevered free cash flow margin	(7.6)%	6.0%	23.9%	24.4%	3.1%	6.7%	15.0%	3.9%	9.1%	11.8%
FINANCIAL DATA - ASC 606 (in thousands, except percentages):
Revenue	133,113	132,517	134,014	138,247	140,117	141,860	144,952	—	—	537,891
Subscription revenue	113,134	114,771	118,844	126,303	131,256	132,562	137,446	—	—	473,052
% y/y growth	—	—	—	—	16.0%	15.5%	15.7%	—	—	—
% y/y growth constant currency	—	—	—	—	18.2%	17.3%	17.2%	—	—	—
Subscription revenue % of total revenue	85.0%	86.6%	88.7%	91.4%	93.7%	93.4%	94.8%	—	—	87.9%
(Loss) income from operations	(8,846)	(3,095)	1,574	2,598	1,231	(3,594)	3,713	—	—	(7,769)
MARGIN DATA - ASC 606:
Gross margin	72.2%	72.6%	73.0%	74.8%	76.0%	71.7%	74.4%	—	—	73.2%
Sales and marketing % of revenue	44.5%	45.1%	39.7%	37.9%	38.9%	41.4%	39.9%	—	—	41.8%
Research and development % of revenue	12.0%	12.3%	14.7%	18.1%	19.8%	17.2%	17.7%	—	—	14.3%
General and administrative % of revenue	16.5%	16.7%	17.3%	17.0%	16.4%	15.7%	14.2%	—	—	16.9%
Restructuring % of revenue	5.8%	0.8%	0.2%	—%	—%	—%	—%	—	—	1.7%
Operating margin	(6.6)%	(2.3)%	1.2%	1.9%	0.9%	(2.5)%	2.6%	—	—	(1.4)%
NON-GAAP MARGIN DATA - ASC 606:
Non-GAAP gross margin	72.9%	73.3%	74.0%	76.1%	77.7%	73.7%	76.3%	—	—	74.1%
Non-GAAP sales and marketing % of revenue	39.8%	40.2%	35.3%	33.7%	34.6%	36.6%	34.4%	—	—	37.2%
Non-GAAP research and development % of revenue	10.3%	10.5%	12.3%	15.3%	16.8%	14.1%	14.8%	—	—	12.1%
Non-GAAP general and administrative % of revenue	13.1%	12.7%	13.1%	13.0%	12.3%	11.3%	10.3%	—	—	13.0%
Non-GAAP operating margin	9.7%	10.0%	13.3%	14.1%	14.0%	11.7%	16.7%	—	—	11.8%
Non-GAAP research and development plus capitalized software % of revenue	14.8%	15.2%	17.3%	20.1%	22.1%	18.8%	18.0%	—	—	16.8%
FOREIGN EXCHANGE RATES:
GBP to USD average period rate	1.39	1.36	1.30	1.29	1.30	1.29	1.23	1.36	1.29	1.34
GBP to USD end of period spot rate	1.40	1.32	1.30	1.27	1.30	1.27	1.23	1.23	1.35	1.27
EUR to USD average period rate	1.23	1.19	1.16	1.14	1.14	1.12	1.11	n/a	1.14	1.18
EUR to USD end of period spot rate	1.23	1.17	1.16	1.14	1.12	1.14	1.09	n/a	1.20	1.14

1	Includes contracted clients of our enterprise human capital management platform and excludes clients and users of Cornerstone for Salesforce, PiiQ, Workpop Inc. and Grovo Learning, Inc.

Investor Relations Contact:
Jason Gold
Phone: +1 (310) 526-2531
jgold@csod.com

Media Contact:
Deaira Irons
Phone: +1 (310) 752-0164
dirons@csod.com